Exhibit 10.3











          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN
          APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

                                  MEDICON, INC.

                       SENIOR SUBORDINATED PROMISSORY NOTE
                              DUE NOVEMBER 3, 2001




$ 5,000,000.00                                               New York, New York
                                                             November 3, 1994



          FOR VALUE RECEIVED, the undersigned, MEDICON, INC., an Illinois corporation (the "Company"), promises to pay to the order of WHITNEY
                  -------
SUBORDINATED DEBT FUND, L.P.  (the "Purchaser"), the principal sum of five
                                    ---------
million dollars ($5,000,000.00) on November 3, 2001, with interest thereon from time to time as provided herein.

          1.   Purchase Agreement; Guaranty.  This Senior Subordinated Promis-
               ----------------------------
sory Note (this "Note") is issued pursuant to the Subordinated Note and Stock
                 ----
Purchase Agreement, dated as of the date hereof, between the Company, the Purchaser and certain other parties thereto (the "Purchase Agreement"), and is
                                                  ------------------
guaranteed by Medicon CI, Inc., a New York corporation (the "Guarantor")
                                                             ---------
pursuant to a Guaranty, dated as of the date hereof (the "Guaranty").  The
                                                          --------
holder of this Note is entitled to the benefits of this Note, the Purchase Agreement and the Guaranty and may enforce the agreements of the Company and the Guarantor contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein and not otherwise defined are used herein with the meanings ascribed to such terms in Section 9 hereof.

          2.   Interest.  The Company promises to pay interest on the principal
               --------
amount of this Note at the rate of 10.101% per annum. The Company shall pay accrued interest quarterly on each March 31, June 30, September 30 and
December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"), beginning on
                                  ---------------------
December 31, 1994. Interest on this Note shall be paid by wire transfer of imme-diately available funds to an account designated by the holder of this Note. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Notwith-standing the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at the rate of 12.101% per annum, and, upon and during the continuance of an Event of Default, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at the rate of 12.101% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

          3.   Mandatory Prepayment.
               --------------------

               (a)  Initial Public Offering.  Upon the consummation of an
                    -----------------------
Initial Public Offering, the Company shall prepay this Note (together with interest accrued thereon) pro rata with the prepayment of all other Notes issued pursuant to the Purchase Agreement, in an amount equal to the lesser of (i) the Net Cash Proceeds received from the Initial Public Offering, or (ii) the out-standing principal amount of this Note (together with interest accrued thereon), within 5 Business Days after receipt by the Company of the proceeds of such Initial Public Offering.

               (b)  Change of Control.  Upon the occurrence of a Change of
                    -----------------
Control, the Company shall prepay this Note pro rata with the prepayment of all other Notes issued pursuant to the Purchase Agreement, in an amount equal to the outstanding principal amount of this Note (together with interest accrued thereon).

               (c)  Notice.  The Company shall give written notice to the holder
                    ------
of this Note of any mandatory prepayment pursuant to Section 3(a) or (b) at least 3 Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 11 of this Note.

               (d)  Prepayment Event.  At the request from time to time of the
                    ----------------
holder of this Note made on any date after the occurrence of a Prepayment Event, the Company shall prepay this Note (together with interest accrued thereon) in an amount equal to the lesser of (i) the amount by which, as of the Applicable Test Date, the current assets (other than receivables and prepaid expenses) of the Company and its Subsidiaries exceeds fifty percent (50%) of the accounts payable - providers (due within one-month) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, or (ii) the outstanding principal amount of this Note (together with interest accrued thereon), within 5 Business Days after receipt by the Company of any such request for prepayment; provided, however, that if (x) there occurs an
                        --------  -------
Accounting Change and (y) there is a Standstill in effect for any fiscal year with respect to which there is a Prepayment Event, the holder of this Note may not make a request for prepayment pursuant to this Section 3(d) for a period of one year after the end of such fiscal year. Any request for prepayment to this
Section 3(d) shall be given in the manner specified in Section 11 of this Note.

          4.   Optional Prepayment.
               -------------------

               (a) Upon notice given to the holder of this Note as provided in subsection (b) of this Section 4, the Company, at its option, may prepay all or any portion of this Note, pro rata with the prepayment of all other Notes issued pursuant to the Purchase Agreement, at any time, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment, without penalty or premium.

               (b) The Company may give written notice of prepayment of this Note or any portion thereof not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the manner specified in Section 11 of this Note. Upon notice of prepayment being given by the Company, the Company covenants and agrees that it shall prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the outstanding principal amount thereof or the portion thereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment.

               (c) All optional prepayments under this Section 4 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal.

          5.   Affirmative Covenants.  Until the payment by the Company of all
               ---------------------
principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the holder of this Note, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7 of the Purchase Agreement, the Company hereby covenants and agrees as follows:

               (a)  Financial Statements and Other Information.  The Company
                    ------------------------------------------
shall deliver to the holder of this Note:

                       (i) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of Arthur Anderson & Co. (or any successor thereto) or another "Big Five" accounting firm, which report shall state that such consolidated financial statements present fairly the financial position as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis (except for changes that have been made in accordance with GAAP with the concurrence of the accounting firm reporting on such consolidated financial statements);

                      (ii) commencing with the fiscal period ending on March 31, 1995, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, (a) a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of operations and cash flows, in each case for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, and (b) such financial information concerning each office and product line of the Company and its Subsidiaries as the holder of this Note may request, all certified by the chief financial officer of the Company as being fairly stated in all material respects;

                     (iii) commencing with the month ending on October 31, 1994, as soon as available, but in any event not later than thirty (30) days after the end of each month, (a) the unaudited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of operations and cash flows for such month and (b) a statement comparing the material results for such month to the budgeted results for such month, all certified by an appropriate officer of the Company as being fairly stated in all material respects;

                      (iv) as soon as available, but not later than sixty (60) days prior to the end of each fiscal year of the Company, the budget for the Company and its Subsidiaries for each month of the subsequent fiscal year; provided, however, that the budget of the Company and its Subsidiaries for the
- --------  -------
1995 fiscal year shall be delivered by November 30, 1994; and

                       (v) such other financial and operating data of the Company and its Subsidiaries, as the holder of this Note reasonably may request.

               (b)  Certificates.  The Company shall deliver to the holder of
                    ------------
this Note:

                    (i) concurrently with the delivery of the consolidated financial statements referred to in Section 5(a)(i), a certificate of the Company's Chief Financial Officer stating that to best of his or her knowledge no Event of Default shall have occurred and is continuing, except as specified in such certificate; and

                   (ii) concurrently with the delivery of the consolidated financial statements referred to in Sections 5(a)(i) and (ii), a certificate of an officer of the Company including calculations set forth in reasonable detail showing the Company's compliance with the financial covenants contained herein.

               (c)  Preservation of Corporate Existence.  The Company shall, and
                    -----------------------------------
shall cause its Subsidiaries, to:

                    (i) preserve and maintain in full force and effect their corporate existence;

                   (ii) conduct their businesses in accordance with sound business practices, keep their properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of their properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of their business operations shall be fully maintained and preserved; and

                  (iii) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority and that, if not timely filed, would be reasonably likely to have a material adverse effect on the Condition of the Company.

               (d)  Payment of Obligations.  The Company shall, and shall cause
                    ----------------------
its Subsidiaries, to pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                    (i) all tax liabilities, assessments and governmental charges or levies upon them or their properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries;

                   (ii) all lawful claims which the Company of any of its Subsidiaries obligated to pay, which are due and which, if unpaid, might by law become a Lien upon their properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries; and

                  (iii) all payments of principal, interest and other amounts when due on Indebtedness, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries.

               (e)  Compliance with Laws.  The Company shall comply, and shall
                    --------------------
cause its Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or the ownership of their property (including all applicable Environmental Laws).

               (f)  Notices.  Within 5 days of obtaining knowledge of any of the
                    -------
events described below, the Company shall give written notice to the holder of this Note in the manner specified in Section 11 of this Note:

                    (i) of the occurrence of any Event of Default or any event that, after notice or lapse of time or both, would become an Event of Default; and

                   (ii) of any (a) material default or event of default under any material Contractual Obligation of the Company or any of its Subsidiaries or
(b) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority.

          Each notice pursuant to this Section 5(f) shall be accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

               (g)  Inspection.  The Company will permit representatives of the
                    ----------
holder of this Note to visit and inspect any of its or its Subsidiaries' properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company or its Subsidiary, as the case may be.

               (h)  Payment of Note.  The Company shall pay the principal of,
                    ---------------
interest on and other amounts due in respect of, this Note on the dates and in the manner provided in this Note.

               (i)  Insurance.  The Company shall, and shall cause it
                    ---------
Subsidiaries, to maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations. In addition, the Company shall maintain "key-man" life insurance on the life of Alan Mintz in the amount of at least $3,000,000.00 and John Adams in the amount of at least $1,000,000.00.

               (j)  Books and Records.  The Company shall, and shall cause it
                    -----------------
Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP consistently applied.

          6.   Negative Covenants.  Until the payment by the Company of all
               ------------------
principal of and interest on this Note and all other amounts due at the time of payment of such principal and interest to the holder of this Note, including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Article 7 of the Purchase Agreement, the Company hereby covenants and agrees with the Purchaser as follows:

               (a)  Consolidations and Mergers; Sale of Assets.  Neither the
                    ----------------------------------- ------
Company nor any of its Subsidiaries shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets (whenever acquired).

               (b)  Transactions with Affiliates.  The Company shall not, and
                    ----------------------------
shall not permit any of its Subsidiaries to, (i) enter into any transaction with any Affiliate of the Company or any of its Subsidiaries or any stockholder (or any Affiliate of such stockholder) of the Company or any of its Subsidiaries, except pursuant to the reasonable requirements of the business of the Company or any of its Subsidiaries and on terms substantially no less favorable to the Company or any of its Subsidiaries than those that the Company or any of its Subsidiaries would obtain in a comparable arm's-length transaction with a Person not an Affiliate or stockholder (or Affiliate of a stockholder) of the Company or any of its Subsidiaries, (ii) purchase any selling, general, management or administrative services from an Affiliate or stockholder (or an Affiliate of such stockholder) of the Company or any of its Subsidiaries, or (iii) directly or indirectly make any sales to or purchases from an Affiliate or stockholder (or an Affiliate of such stockholder) of the Company or any of its Subsidiaries during any calendar quarter that, in the aggregate, are in excess of 1% of the Company's or any of its Subsidiary's total sales or purchases, respectively, during such quarter; provided, however, that nothing contained in this
Section 6(b) shall prohibit the transactions described on Schedule 6(b).
                                                          -------------

               (c)  No Inconsistent Agreements; Amendments.  Neither the Company
                    --------------------------------------
nor any of its Subsidiaries shall enter into any loan or other agreement, or enter into any amendment or other modification to any currently existing agree-ment, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on this Note.

               (d)  Limitation on Indebtedness.  Neither the Company nor any of
                    --------------------------
its Subsidiaries shall, directly or indirectly, issue, assume or otherwise incur any Indebtedness, other than: (i) Indebtedness under the Purchase Agreement and this Note; (ii) Indebtedness under the Bank Line of Credit in an amount not exceeding $1,000,000.00 at any one time outstanding; (iii) Indebtedness under the Junior Subordinated Notes; (iv) Indebtedness secured by a Lien permitted under Section 6(e); and (v) additional unsecured Indebtedness at any one time outstanding in an amount not exceeding the excess of (A) $5,000,000.00 over
(B) the amount of Indebtedness outstanding under the Bank Line of Credit.

               (e)  Limitation on Liens.  Neither the Company nor any of its
                    -------------------
Subsidiaries shall create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than: (i) Liens under the Bank Line of Credit; (ii) Liens existing on the date of this Note and disclosed on Schedule 6(e); (iii) Liens for taxes, statutory Liens of landlords and Liens
   -------------
of carriers, warehousemen, mechanics and materialmen, in each case only to the extent the obligations thereto are not yet due or are being contested in good faith by appropriate proceedings diligently pursued; (iv) Liens to secure performance of tenders, bids, statutory obligations or government contracts, and similar Liens not securing Indebtedness and arising in the ordinary course of business; and (v) any Lien on equipment or real property securing Indebtedness up to $1,000,000.00 in any 12-month period incurred or assumed for the sole purpose of financing all or part of the cost of acquiring such equipment or real property, provided that such Lien attaches to such asset concurrently with or
          --------
within 10 days after the acquisition thereof.

               (f)  Limitation on Conduct of Business.  The Company will refrain
                    ---------------------------------
from creating or acquiring any Subsidiary, except that the Company shall be permitted to create or acquire Subsidiaries to the extent that such Subsidiaries shall execute and deliver to the holders of this Note and all other Notes issued pursuant to the Purchase Agreement guarantees guaranteeing the obligations of the Company hereunder and thereunder, which such guarantees shall be in form and substance satisfactory to
































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







the holders of at least a majority of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement and the obligations under such guarantees shall be subordinated to the same extent as the Company's obligations are subordinated hereunder.

               (g)  Investments.  Neither the Company nor any Subsidiary thereof
                    -----------
shall make any Investment, except for (i) Investments in Temporary Cash Investments, (ii) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business, (iii) prepaid expenses incurred in the ordinary course of business, (iv) trade accounts receivable created in the ordinary course of business, (v) Investments existing as of the date of, and reflected on, the unaudited balance sheet of the Company as of December 31, 1993 and the related statements of income and cash flows for the fiscal year then ended, which Investments are listed on Schedule 6(g),
                                                        -------------
(vi) Investments in a newly created wholly-owned Subsidiary that has, concurrently with such Investment, executed and delivered to the holders of the Notes any guarantees required pursuant to Section 6(f) hereof, and
(vii) additional Investments not to exceed $500,000.00 in the aggregate.

               (h)  Limitations on Restricted Payments.  Neither the Company nor
                    ----------------------------------
any Subsidiary will declare or make any Restricted Payment, except that the Company may purchase, redeem, retire or otherwise acquire shares of the Company's Capital Stock from employees of the Company or any of its Subsidiaries in an amount not to exceed $250,000.00 in any 12-month period.

               (i)  Dispositions of Assets.  Neither the Company nor any
                    ----------------------
Subsidiary shall sell, transfer, lease or otherwise dispose of (in one trans-action or in a series of transactions) all or any part of the assets or properties of the Company or any Subsidiary other than (i) assets or properties sold in the ordinary course of business, or (ii) assets or properties, sales of which do not exceed in the aggregate $500,000.00 in any 12-month period.

               (j)  Financial Covenants.
                    -------------------

                    (i)  Maintenance of Temporary Cash Investments.  The Company
                         -----------------------------------------
shall at all times maintain Temporary Cash Investments of at least $3,000,000.00 in the aggregate.

                    (ii)   Cash Flow Coverage Ratio.  The Company shall not
                           ------------------------
permit the Cash Flow Coverage Ratio to be less than (i) 2:1 for any period of 12 consecutive months































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







ending after December 31, 1995 and on or before December 31, 1996, (ii) 2.5:1 for any period of 12 consecutive months ending after December 31, 1996 and on or before December 31, 1997, (iii) 3.0:1 for any period of 12 consecutive months ending after December 31, 1997.

               (k)  Capital Expenditures.  The Company shall not make, or cause
                    --------------------
any Subsidiary to make, an aggregate amount of Capital Expenditures in excess of $2,000,000.00 in any 12-month period.

          7.   Defaults and Remedies.
               ---------------------

               (a)  Events of Default.  An "Event of Default" shall occur if:
                    -----------------

                    (i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                   (ii) the Company shall default in the payment of any installment of interest on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of three days; or

                  (iii) the Company shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 5(a)(i) and 6 (other than Section 6(j)(ii)) hereof; or

                  (iv) the Company shall default in the due observance or performance of any covenant to be observed or preformed pursuant to Section 5 (other than Section 5(a)(i)) hereof and such default shall continue for a period of 15 days; or

                  (v) the Company shall default in the due observance or performance of the covenant contained in Section 6(j)(ii) hereof and such default shall continue for a period of 90 days; or

                   (vi) the Company or the Guarantor, as the case may be, shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Company or the Guarantor to be observed or per-formed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or the Guaranty, and such default shall continue for 30 days after the earliest of (A) the date the Company gives notice thereof to the holder






























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







of this Note or the holder of any other Note issued pursuant to the Purchase Agreement or (B) the date written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Company by the holder of this Note or the holder of any other Note issued pursuant to the Purchase Agreement; or

                    (vii) any representation, warranty, certification or statement made by or on behalf of the Company or the Guarantor, as the case may be, in this Note, the Purchase Agreement, the Guaranty or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

                   (viii) any (A) default in any payment of principal of or interest of any Indebtedness of the Company or any Subsidiary, in an aggregate amount outstanding at any one time equal to or exceeding $250,000.00; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition, is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

                   (ix) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Company or any Subsidiary thereof, or of a substan-tial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bank-ruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary thereof, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company or any Subsidiary thereof; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                   (x)  the Company or any Subsidiary thereof shall
(a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (ix) of this Section 7(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

                    (xi) one or more judgments for the payment of money in an aggregate amount in excess of $250,000.00 (to the extent not covered by insurance) shall be rendered against the Company or any Subsidiary thereof and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company to enforce any such judgment.

               (b)  Acceleration.  If an Event of Default occurs under
                    ------------
clauses (a)(ix) or (x) of this Section 7, then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the holders of at least 25% of the aggregate outstanding principal amount of all of the Indebtedness of the Company issued pursuant to the Purchase Agreement and initially represented by this Note and the other Notes issued pursuant to the Purchase Agreement, by written notice to the Company, may declare the principal of and accrued interest on the Notes issued pursuant to the Purchase Agreement to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable. The holders of more than 50% of the aggregate outstanding principal amount of all of the Indebtedness of the Company issued pursuant to the Purchase Agreement and initially represented by this Note and the other Notes issued pursuant to the Purchase Agreement may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in
Section 11 hereof.

          8.   Subordination.  This Note and the other Notes issued pursuant to
               -------------
the Purchase Agreement shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Section 8.

               (a) As used in this Section 8, the following terms shall have the following meanings:

          "Junior Securities" means any debt or equity securities distributed to
           -----------------
the holders of this Note and the other Notes issued pursuant to the Purchase Agreement, but only if they are subordinated to at least the same extent as such Notes.

          "Senior Indebtedness" shall mean the principal of and interest on
           -------------------
(including without limitation any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company to the extent such interest constitutes an allowed claim) any Indebtedness for borrowed money of the Company that is permitted to be incurred by the Company under Sections 6(d)(ii) and (v) hereof, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed by the Company, unless the instrument creating or evidencing the same expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subordinated Indebtedness.

          "Subordinated Indebtedness" shall mean (i) the principal of and
           -------------------------
interest on this Note and the other Notes issued pursuant to the Purchase Agreement; and (ii) any other monetary obligations of the Company or the Guarantor arising out of or in connection with the Purchase Agreement, such Notes or the Guaranty.

               (b)  General.  Subject to the rights of the holder of the
                    -------
Subordinated Indebtedness to receive Junior Securities and any distributions provided in this Section 8, upon the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, all Senior Indebtedness then so due and payable shall first be paid or provided for in full, before any payment is made on account of the Subordinated Indebtedness then so due and payable or to acquire this Note or any of the other Notes issued pursuant to the Purchase Agreement.

               (c)  Subordination Upon Certain Events.  Upon the occurrence of
                    ---------------------------------
any Event of Default under Sections 7(a)(ix) or (x) of this Note:

                    (i) Upon any payment or distribution of assets of the Company to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive payment in full before the holders of Subordinated Indebtedness shall be entitled to receive any payment in respect of the Subordinated Indebtedness, except that the holders of Subordinated Indebtedness may receive Junior Securities.

                   (ii) Until all Senior Indebtedness is paid in full, any distribution to which the holders of Subordinated Indebtedness would be entitled but for this Section 8 shall be made to holders of Senior Indebtedness, as their interests may appear, except that the holders of Subordinated Indebtedness may receive Junior Securities.

                  (iii) For purposes of this Section 8, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                   (iv)  Notwithstanding the foregoing provisions of this
Section 8(c), if payment or delivery by the Company of Junior Securities to the holders of Subordinated Indebtedness is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Subordinated Indebtedness to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by the Company of such Junior Securities shall be made to the holders of the Subordinated Indebtedness in accordance with such order or decree.

               (d)  Payments and Distributions Received.  If the holders of the
                    -----------------------------------
Subordinated Indebtedness shall have received any payment from or distribution of assets of the Company in respect of the Subordinated Indebtedness in contravention of the terms of this Section 8 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness (or their authorized agent) to the extent necessary to pay all such Senior Indebtedness in full.

               (e)  Subrogation.  After all amounts payable under or in respect
                    -----------
of Senior Indebtedness are paid in full, the holders of the Subordinated Indebtedness shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Subordinated Indebtedness have been applied to the payment of Senior Indebtedness. A distribution made under this Section 8 to a holder of Senior Indebtedness which otherwise would have been made to the holders of the Subordinated Indebtedness is not, as between the Company and the holders of the Subordinated Indebtedness, a payment by the Company on Senior Indebtedness.

               (f)  Relative Rights.  This Section defines the relative rights
                    ---------------
of the holders of the Subordinated Indebtedness and the holders of Senior Indebtedness. Nothing in this Section shall: (i) impair, as between the Company and the holders of the Subordinated Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including default interest) on Subordinated Indebtedness in accordance with its terms; (ii) effect the relative rights of holders of Subordinated Indebtedness and creditors of the Company other than holders of Senior Indebtedness; or (iii) prevent the holders of Subordinated Indebtedness from exercising their available remedies upon a default or Event of Default, subject to the rights, if any, under this Section 8 of holders of Senior Indebtedness to receive distributions otherwise payable to the holders of Subordinated Indebtedness.

               (g)  Subordination May Not Be Impaired by the Company.  No right
                    ------------------------------------------------
of any holder of any Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any failure by the Company to comply with this Note.

               (h)  Payments.  A payment with respect to principal of or
                    --------
interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and interest on the Subordinated Indebtedness, any depositing of funds for the defeasance of the Subordinated Indebtedness and any payment on account of mandatory prepayment or optional prepayment provisions.

               (i)  Section Not to Prevent Events of Default.  The failure to
                    ----------------------------------------
make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this
Section 8 shall not be construed as preventing the occurrence of an Event of Default under Section 7.

          9.   Definitions.  As used in this Note, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Accounting Change" means any change in GAAP after the date hereof
           -----------------
occasioned by promulgation of rules, regulations, pronouncements or opinions by or otherwise required by the Financial Accounting Standards Board (or a successor thereto), which change results in a decrease in the amount of revenue recognized by the Company and its Subsidiaries.

          "Affiliate" means, as to any Person, any other Person directly or
           ---------
indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Test Date"  means either (i) the tenth day of the month in
           --------------------
which the Company receives a request for prepayment from the holder of this Note pursuant to Section 3(d) of this Note, or (ii) if such request is received prior to the tenth day of any month, the tenth day of the immediately preceding month.

          "Bank Line of Credit" means the Company's line of credit of up to
           -------------------
$1,000,000.00 with Harris Bank evidenced by a Promissory Note, dated as of July 17, 1994.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Capital Expenditures" means, for any period, the aggregate of all
           --------------------
expenditures (including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company or any Subsidiary during such period that, in conformity with GAAP, are required to be included in the property, plant or equipment or similar fixed capital or asset accounts reflected in the consolidated balance sheet of the Company and its Subsidiaries (including equipment that is purchased simultaneously with the trade-in of existing equipment owned by the Company or any Subsidiary to the extent of the gross amount of such purchase price less the trade-in value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

          "Capital Lease Obligations" means, as to any Person, any obligation of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for the purposes of this Note, the amount of any such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

          "Cash Flow Coverage Ratio" means the ratio, as of the end of any
           ------------------------
fiscal period, determined by dividing (a) EBITDA for such fiscal period, by
(b) Cash Interest Expense for such period.

          "Cash Interest Expense" means Interest Expense less the sum of
           ---------------------
(a) pay-in-kind Interest Expense, (b) the amortization of debt discounts, if any, (c) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in Interest Expense and (d) any other expense classified under GAAP as Interest Expense which is not paid or payable in cash.

          "Change of Control" shall mean (i) the direct or indirect sale, lease,
           -----------------
exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons"), (ii) the merger
                                            ----------------
or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors of the Company, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of the Company (or its replacements approved by the Board of Directors of the Company) as constituted at the beginning of such period, (iv) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

          "Class A Common Stock" means the Company's Class A Common Stock, no
           --------------------
par value.

          "Class B Common Stock" means the Company's Class B Common Stock, no
           --------------------
par value.

          "Closing Date" means the date specified in Section 2.5 of the Purchase
           ------------
Agreement.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the Company's Class A Common Stock and Class B
           ------------
Common Stock.

          "Condition of the Company" means the assets, business, properties,
           ------------------------
prospects, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary
                                                                  -------
obligation") of another Person (with respect to a given primary obligation, the
- ----------
"primary obligor"), whether or not contingent, (a) to purchase, repurchase or
 ---------------
otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obliga-tion against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligations" means, as to any Person, any provision of
           -----------------------
any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Contribution Margin" shall mean for any period the contribution
           -------------------
margin of the Company and its Subsidiaries calculated on a basis consistent with the calculation of the contribution margin in the Projections.

          "EBITDA" shall mean, with respect to the Company and its Subsidiaries
           ------
on a consolidated basis for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income,
(d) depreciation and amortization deducted from revenue in determining such Net Income (including any effect from the capitalization, amortization and write-off of implementation costs) and (e) all non-cash expenses which reduce Net Income, less (f) interest income and all non-cash items which increase Net Income. For purposes of calculating (e) and (f) above, all items that would not be considered operating items in the ordinary course of business or would result in changes in long-term asset or liability accounts shall be excluded.

          "Environmental Laws" means any federal, state, territorial, provincial
           ------------------
or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant, including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant.

          "Event of Default" has the meaning assigned such term in Section 7(a).
           ----------------

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as
           ------------
amended and the rules and regulations of the Commission promulgated thereunder.

          "GAAP" means generally accepted United States accounting principles in
           ----
effect from time to time.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative func-tions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indebtedness" means, as to any Person, (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any lien (other than liens in favor of lessors under leases other than leases included in clause
(f)) on any property or
asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person and (h) all Contingent Obligations of such Person.

          "Initial Public Offering" shall mean the sale in an underwritten
           -----------------------
offering by the Company of its Capital Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

          "Interest Expense" shall mean, with respect to the Company and its
           ----------------
Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Company and its Subsidiaries for such period in accordance with GAAP consistently applied, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and
(iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) any other capitalized interest of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Investment" means, for any Person (i) the acquisition (whether for
           ----------
cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; and (ii) the making of any advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person, but excluding any accounts receivable created in the ordinary course of business).

          "Junior Subordinated Notes" means the Company's Junior Subordinated
           -------------------------
Promissory Notes, dated the Closing Date, issued pursuant to the Share Redemption Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock or equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, any interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Net Cash Proceeds" shall mean, with respect to any Initial Public
           -----------------
Offering, (i) the cash proceeds received by the Company or any subsidiary of the Company, minus (ii) reasonable brokerage commissions or underwriting fees and
         -----
other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers) relating to such Initial Public Offering.

          "Net Income" shall mean for any period and prior to accounting for the
           ----------
payment of any dividends on the Series A Preferred Stock, (a) the net income
(loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate for such period of, without
                         -----
duplication, (i) the net income (loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, determined in accordance with GAAP, and (ii) any other items that are treated as expenses under GAAP, but excluding from the definition of Net Income any extraordinary or non-recurring charges, expenses, gains or losses, all computed in accordance with GAAP.

          "Outstanding Shares" shall mean all shares of Class A Common Stock
           ------------------
issued and outstanding immediately following the closing of a Qualified Public Offering. For the purposes of any computation of the amount of Outstanding Shares, all shares of Series A Preferred Stock and Class B Common Stock shall be deemed to be converted into the maximum number of shares of Class A Common Stock into which such shares of Series A Preferred Stock and Class B Common Stock were then convertible as provided in the Amended and Restated Articles of Incorporation.

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

          "Prepayment Event" means that at the end of any fiscal year ending
           ----------------
prior to a Qualified Public Offering, either the revenue or EBITDA of the Company and its Subsidiaries on a consolidated basis for such fiscal year shall fall below the revenue or EBITDA amount (as the case may be) set forth below with respect to such fiscal year (determined on the basis of the audited consolidated financial statements of the Company and its Subsidiaries for such fiscal year):

 Fiscal Year
 Ended December 31:         Revenue:           EBIDTA:
 -----------------          -------            ------

     1995             $103,228,000.00      $ 3,741,000.00

     1996             $180,234,000.00      $11,407,000.00

     1997             $198,257,000.00      $12,548,000.00

     1998             $218,083,000.00      $13,802,000.00

     1999             $239,891,000.00      $15,183,000.00

     2000             $263,880,000.00      $16,701,000.00


          "Qualified Public Offering" means an Initial Public Offering by the
           -------------------------
Company with Net Cash Proceeds to the Company in excess of $30,000,000.00 and in respect of which the price per share of Common Stock sold in such Qualified Public Offering multiplied by the number of Outstanding Shares is at least $250,000,000.00.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement substantially in the form attached as an exhibit to the Stock Purchase Agreement.

          "Related Transaction Agreements" means all of the agreements executed
           ------------------------------
and delivered in connection with the Share Redemption.

          "Requirements of Law" means, as to any Person, the articles of
           -------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Restricted Payment" means (a) any dividend or other distribution on
           ------------------
any share of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (b) any payment by the Company or any Subsidiary on account of the direct or indirect purchase, redemption, retirement or other acquisition of (i) any shares of the Company's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock),
(ii) any option, warrant or other right to acquire shares of the Company's capital stock or (iii) any Indebtedness of the Company (other than indebtedness incurred pursuant to this Note and the other Notes issued pursuant to the Purchase Agreement), including indebtedness represented by the Junior Subordinated Notes, prior to any date set forth for mandatory repayment of principal or interest thereon.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Senior Indebtedness" has the meaning assigned such term in
           -------------------
Section 8(a).

          "Share Redemption" means the redemption by the Company of shares of
           ----------------
its common stock from certain of the Company's stockholders pursuant to the Share Redemption Agreement.

          "Share Redemption Agreement" means the Redemption Agreement, dated as
           --------------------------
of the date hereof, among the Company, Alan P. Mintz, John E. Adams, Lawrence Rubinstein, Sheldon Gulinson, Alan H. Spiro and Nancie Blatt.

          "Standstill" shall mean that for any fiscal year in which there is a
           ----------
Prepayment Event, both the Contribution Margin and EBITDA of the Company and its Subsidiaries on a consolidated basis for such fiscal year shall equal or exceed the Contribution Margin and EBITDA amounts set forth below with respect to such fiscal year (determined on the basis of the audited consolidated financial statements of the Company and its Subsidiaries for such fiscal year):

 Fiscal Year              Contribution
 Ended December 31:           Margin:           EBIDTA:
 -----------------         ------------         ------

     1995                $14,709,000.00        $ 3,741,000.00

     1996                $25,893,000.00        $11,407,000.00

     1997                $28,482,000.00        $12,548,000.00

     1998                $31,331,000.00        $13,802,000.00

     1999                $34,464,000.00        $15,183,000.00

     2000                $37,910,000.00        $16,701,000.00


          "Stock Purchase Agreement" means the Stock Purchase Agreement, dated
           ------------------------
as of the date hereof, among the Company, Whitney 1990 Equity Fund, L.P., J.H. Whitney & Co., Chemical Venture Capital Associates, L.P. and certain other parties thereto.

          "Stockholders' Agreement" means the Stockholders' Agreement, dated as
           -----------------------
of the date hereof, among the Company and the stockholders named therein.

          "Subsidiary" means, with respect to any Person, a corporation or other
           ----------
entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Note shall refer to a Subsidiary or Subsidiaries of the Company.

          "Temporary Cash Investment" means any Investment in (i) United States
           -------------------------
Government Obligations, (ii) commercial paper rated at least A or the equivalent thereof by Moody's Investors Services, Inc. or a similar nationally recognized credit rating agency or (iii) time deposits (including certificates of deposit) with any bank or trust company which is organized, licensed or otherwise regulated under the laws of the United States or any state thereof, the long-term debt securities of which are rated at least A or the equivalent thereof by Moody's Investors Service, Inc. or a similar nationally recognized credit rating agency; provided, in each case, that such Investment matures within one (1) year
        --------
from the date of acquisition thereof by the Company or a Subsidiary thereof.

          "Transaction Agreements" means, collectively, this Note and the other
           ----------------------
Notes issued pursuant to the Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Purchase Agreement, the Stock Purchase Agreement and the Guaranty.

          "United States Government Obligations" means direct non-callable
           ------------------------------------
obligations of, or non-callable obligations guaranteed by the United States for the payment of which obligation the full faith and credit of the United States is pledged.

          10.  Expenses due to Default.  In case of any default under this Note,
               -----------------------
the Company will pay to the holder of this Note such amounts as shall be sufficient to cover the costs and expenses of such holder due to such default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel.

          11.  Notices.  All notices, demands, requests and other communications
               -------
provided for or permitted hereunder shall be made in the manner specified in
Section 9.2 of the Purchase Agreement.

          12.  Successors and Assigns.  This Note shall inure to the benefit of
               ----------------------
and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the holder of this Note may assign any of its rights under this Note to any other Person. The Company may not assign any of its obligations under this Note without the written consent of the holder of this Note.

          13.  Amendment and Waiver.
               --------------------

               (a) No failure or delay on the part of the Company or the holder of this Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the holder of this Note at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by the Company from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Company and Persons holding at least a majority of the aggregate outstanding principal amount of all of the Indebtedness of the Company issued pursuant to the Purchase Agreement and initially represented by the Note and the other Notes issued pursuant to the Purchase Agreement, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Note, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               (c) Notwithstanding the foregoing, without the written consent of the holder of this Note, an amendment, supplement or waiver may not:

                    (i) reduce the percentage of Persons necessary to consent to an amendment, supplement or waiver pursuant to this Section 13;

                   (ii) reduce the rate or extend the time for payment of interest on this Note;

                  (iii) reduce the principal of, extend the fixed maturity of, or alter the ranking of, this Note;

                   (iv) make this Note payable in money other than that stated in this Note; or

                    (v)  alter or amend Section 3 of this Note.

          14.  Governing Law.  This Note shall be governed by and construed in
               -------------
accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

          15.  Jurisdiction.  Each party to this Note hereby irrevocably agrees
               ------------
that any legal action or proceeding arising out of or relating to this Note or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.
Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11, such service to become effective 10 days after such mailing.

          16.  Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          17.  Entire Agreement.  This Note, the other Transaction Agreements,
               ----------------
and the Related Transaction Agreements are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive state-ment of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Note, the other Transaction Agreements and the Related Transaction Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

          18.  Certain Expenses.  The Company will pay all expenses of the
               ----------------
holder of this Note (including reasonable fees, charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Note, or any consent to any departure by the Company from the terms of any provision of this Note.


                              MEDICON, INC.



                              By  /s/ John E. Adams
                                 -------------------------------
                                 Name:  John E. Adams
                                 Title: EVP & COO